                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in Form 8-K (Current Report) of The Walt Disney Company and Disney Enterprises, Inc. dated February 9, 1996 of our report dated February 28, 1995 with respect to the consolidated financial statements of Capital Cities/ABC, Inc. included in its Annual Report and Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                                           /s/ ERNST & YOUNG LLP


New York, New York
February 9, 1996